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EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated July 11, 1997, (and to all references to our Firm) included in Jacor Communications, Inc.'s Registration Statement on Form S-4 dated July 18, 1997.

                                                             ARTHUR ANDERSEN LLP

Chicago, Illinois
July 18, 1997